Exhibit 99.1
Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com
ADVANCED ENERGY ANNOUNCES RECORD FOURTH QUARTER REVENUE DRIVEN BY RENEWABLES
Fort Collins, Colo., February 14, 2011 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the fourth quarter ended December 31, 2010. Reporting record revenue, the company posted fourth quarter sales of $148.7 million and earnings of $0.45 per diluted share from continuing operations.
“2010 was a year of significant accomplishments for Advanced Energy. We responded with speed and flexibility to meet the needs of our customers during this high growth period in the thin film and renewable markets,” said Dr. Hans Betz, chief executive officer. “Advanced Energy has become a clear leader in solar inverter solutions. Coupled with our industry-leading thin film products, our expansion into renewables led to our record revenue quarter, as we further penetrated the inverter market.”
Sales to the renewable inverter market surged ahead in the fourth quarter, reflecting the wide-ranging applicability of our extended product portfolio. Inverter sales grew substantially to $51.7 million, or 34.8% of total sales this quarter, compared to $37.4 million, or 27% of total sales in the third quarter of 2010. Sales to the non-semiconductor thin film markets were also extremely strong at $43.3 million, or 29.1% of total sales, compared to $41.1 million last quarter. Sales to the semiconductor market were $40.2 million, or 27.0% of sales compared to $49.4 million last quarter. During a seasonally soft quarter, service revenue performed well, roughly flat sequentially at $13.4 million, or 9.0% of total sales, compared to $13.2 million last quarter.
Bookings for the fourth quarter were $113.3 million, compared to $160.3 million in the third quarter of 2010. We entered the fourth quarter with record bookings as inverter customers placed orders for delivery prior to year-end in order to satisfy funding requirements for various federal incentives and grant programs in the US and Europe, many of which were expected to be reduced or ended in 2010, but have since been extended.
Gross margin for the fourth quarter improved sequentially at 43.6% compared to 43.1% in the third quarter of 2010. This was due in large part to the continued decline in warranty costs, reflecting continuous improvement in our product quality. Operating expenses for the fourth quarter increased to $40.8 million compared to $38.4 million in the third quarter in order to support higher sales volumes. Net income from continuing operations for the fourth quarter was $19.7 million or $0.45 per diluted share, compared to net income from continuing operations of $17.6 million or $0.40 per diluted share in the third quarter of 2010.

Cash and investments were $140.6 million at the end of the fourth quarter, compared to $112.4 million in the third quarter of 2010. We generated $34.9 million in cash from operations during the fourth quarter of 2010.
For the full year 2010, sales nearly tripled to $459.4 million, compared to $161.8 million in 2009. Net income from continuing operations for 2010 was $53.6 million or earnings per share of $1.23, compared to a net loss from continuing operations of $101.8 million, or a loss per share of $2.43 in 2009.
First Quarter 2011 Guidance
The Company anticipates first quarter 2011 results from continuing operations, to be within the following ranges:
•	Sales of $132 million to $142 million
•	Gross margin of 41% to 43%
•	Earnings per share of $0.32 to $0.38
Fourth Quarter 2010 Conference Call
Management will host a conference call tomorrow, Tuesday, February 15, 2011, at 8:30 a.m. Eastern Standard Time to discuss Advanced Energy’s financial results. Domestic callers may access this conference call by dialing (866) 783-2137. International callers may access the call by dialing (857) 350-1596. Participants will need to provide a conference pass code 67334137. For a replay of this teleconference, please call (888) 286-8010 or (617) 801-6888, and enter the pass code 61436573. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (NASDAQ: AEIS — News) is a global leader in innovative power and control technologies for thin-film manufacturing and high-growth solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.

Forward-Looking Language
The Company’s expectations with respect to guidance to financial results for the first quarter ending March 31, 2011 and statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in the US and Europe related to the renewable energy market, the timing of orders received from customers, the company’s ability to realize benefits from cost improvement efforts, the ability to source materials and manufacture products, and unanticipated changes to management’s estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2010	2009	2010	2010	2009

SALES	$148,653	$58,081	$140,966	$459,414	$161,846
COST OF SALES	83,910	34,812	80,276	260,215	112,056

GROSS PROFIT	64,743	23,269	60,690	199,199	49,790

	43.6%	40.1%	43.1%	43.4%	30.8%
OPERATING EXPENSES:
Research and development	15,275	10,720	16,672	56,604	41,132
Selling, general and administrative	24,586	10,316	20,545	74,543	38,041
Impairment of goodwill	—	—	—	—	63,260
Amortization of intangible assets	920	20	1,177	2,864	121
Restructuring charges	—	6	—	—	4,376

Total operating expenses	40,781	21,062	38,394	134,011	146,930

INCOME (LOSS) FROM OPERATIONS	23,962	2,207	22,296	65,188	(97,140)

Other income, net	392	494	1,224	2,221	1,910

Income (loss) from continuing operations before income taxes	24,354	2,701	23,520	67,409	(95,230)
Provision for income taxes	4,624	1,025	5,964	13,816	6,582

INCOME (LOSS) FROM CONTINUING OPERATIONS	19,730	1,676	17,556	53,593	(101,812)

Gain on sale of discontinued operations, net of tax	12,531	—	—	12,531	—
Results from discontinued operations, net of tax	(853)	(153)	2,392	5,068	(893)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	11,678	(153)	2,392	17,599	(893)

NET INCOME (LOSS)	$31,408	$1,523	$19,948	$71,192	$(102,705)

Basic weighted-average common shares outstanding	43,315	42,032	43,254	42,862	41,966
Diluted weighted-average common shares outstanding	43,796	42,464	43,849	43,419	41,966

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$0.46	$0.04	$0.41	$1.25	$(2.43)
DILUTED EARNINGS (LOSS) PER SHARE	$0.45	$0.04	$0.40	$1.23	$(2.43)

DISCONTINUED OPERATIONS
BASIC EARNINGS (LOSS) PER SHARE	$0.27	$(0.00)	$0.06	$0.41	$(0.02)
DILUTED EARNINGS (LOSS) PER SHARE	$0.27	$(0.00)	$0.05	$0.41	$(0.02)

NET INCOME (LOSS):
BASIC EARNINGS (LOSS) PER SHARE	$0.73	$0.04	$0.46	$1.66	$(2.45)
DILUTED EARNINGS (LOSS) PER SHARE	$0.72	$0.04	$0.45	$1.64	$(2.45)

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$130,914	$133,106
Marketable securities	9,640	44,401
Accounts receivable, net	119,893	50,267
Inventories, net	77,593	28,567
Deferred income taxes	9,303	9,222
Income taxes receivable	6,061	—
Assets held for sale	—	26,460
Other current assets	10,157	5,641

Total current assets	363,561	297,664

Property and equipment, net	34,569	18,687

Deposits and other	8,874	9,295
Goodwill and intangibles, net	96,781	—
Deferred income tax assets, net	1,373	19,479

Total assets	$505,158	$345,125

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$56,185	$23,802
Other accrued expenses	46,141	24,055
Liabilities of business held for sale	—	1,477

Total current liabilities	102,326	49,334

Long-term liabilities	28,863	17,457

Total liabilities	131,189	66,791

Stockholders’ equity	373,969	278,334

Total liabilities and stockholders’ equity	$505,158	$345,125